UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 21, 2012, the Board of Directors of Fred's, Inc. appointed Steven R. Fitzpatrick (age 52) to its Board of Directors.  With this appointment, Fitzpatrick has also been named as a member of the Strategic Pharmacy Healthcare Committee of the Board of Directors.  With the addition of Mr. Fitzpatrick, the Fred's, Inc. Board is composed of eight members, six of whom are independent directors.

Fitzpatrick’s annual compensation as a Board member is in accordance with guidelines set forth in the Company's preliminary proxy statement filed on May 9, 2012.  As a new member of the Board, he will receive $24,000 per year plus reasonable expenses for meeting attendance as well as an additional amount for service on any committees.  In addition, Fitzpatrick will receive an annual restricted stock grant of 2,500 shares.

There were no understandings or arrangements with any person regarding Fitzpatrick's election to the Board, and there are no family relationships between him and any other officer or director of the Company.  He has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.

ITEM 8.01. OTHER EVENTS.

On May 25, 2012, Fred's, Inc. announced that Steven R. Fitzpatrick had been named to its Board of Directors.  The full text of the press release announcing Fitzpatrick's appointment to the Company's Board of Directors is set forth in Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

            (d)       Exhibits.

                        99.1     Press Release issued by Fred's, Inc., dated May 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date:	May 25, 2012	By:	/s/	Jerry A. Shore
Jerry A. Shore
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Copy of press release issued by Fred's, Inc. on May 25, 2012.